EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald E. Brock, his attorney-in-fact, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the WindTamer Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2008, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/ S / EUGENE R. HENN	Dated: February 13, 2009
Eugene R. Henn

/ S / GEORGE NASELARIS	Dated: February 13, 2009
George Naselaris

/ S / ANTHONY C. ROMANO, JR.	Dated: February 13, 2009
Anthony C. Romano, Jr